Exhibit 99.1

Spansion Inc. Reports First Quarter 2014 Results

Sunnyvale, California, May 6, 2014 -- Spansion Inc. (NYSE: CODE), a global leader in embedded systems solutions, today announced operating results for its first quarter ended March 30, 2014.

On a U.S. GAAP basis, Spansion reported first quarter net sales of $311.8 million, gross margin of 28.8%, operating loss of $9.4 million and net loss of $22.5 million or $0.38 per share .

On a non-GAAP basis, gross margin was 33.0%, operating income was $19.0 million and net income was $11.6 million.

For a reconciliation of GAAP to non-GAAP results, see accompanying tables “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures.”

First Quarter 2014 Financial Highlights:

●	Revenue of $311.8 million, a 64% year-over-year increase
●	Non-GAAP gross margin of 33.0%
●	Non-GAAP operating income of $19.0 million or 6.1% of revenue
●	Adjusted EBITDA of $32.2 million
●	Non-GAAP Diluted EPS $0.18
●	Cash, cash equivalents and short term investments of $289.4 million

Note: Percentages may not calculate precisely due to rounding.

First Quarter 2014 Business Highlights:

●	Continued embedded market leadership
●	Record design win momentum
●	Significant progress with integration of Microcontroller and Analog Business Groups
●	Introduced world’s fastest NOR flash memory

“Spansion continues to execute against our plan, with increased revenue of 64 percent year-on-year and record design wins across all segments in the first quarter of 2014.  Our results demonstrate increased demand for the microcontroller and analog products we acquired last year, as customers have chosen Spansion technology to build many of their future products,” said John Kispert, CEO of Spansion. "Looking ahead, we see continued demand increasing for our stand-alone Flash memory, microcontrollers and analog products, as well as growing interest in system-on-chip solutions that integrate our Flash memory directly into microcontrollers.  We are well positioned to address requirements for connected and intelligent devices with advanced user interfaces, which are needed to improve the user experience for the Internet of Things."

Quarterly Conference Call and Accompanying Slide Presentations

Spansion will host a conference call Tuesday, May 6, 2014, at 1:30 PM PT/ 4:30 PM ET to discuss its first quarter 2014 results. A live webcast of the conference call, with accompanying slide presentations, may be accessed through the investor relations section of Spansion’s website at http://investor.spansion.com/.

Dial-in: 1-866-515-2913 (toll free), 1-617-399-5127 (International), Passcode: 86921279

An audio replay will be available within two hours of the call through May 13, 2014 and may be accessed via dial-in at 1-888-286-8010 (US), 1-617-801-6888 (International), with the Passcode 19857546 or by webcast on the investor relations section of Spansion's website at http://investor.spansion.com/.

First Quarter 2014 Results

U.S. GAAP Results, in $millions except per share data and percentages

	Q1 2014	Q4 2013	Q1 2013
Net Sales	$311.8	$313.7	$189.6
Gross Margin	28.8%	29.7%	24.2%
Operating Loss	($9.4)	($9.4)	($5.4)
Operating Margin	(3.0%)	(3.0%)	(2.9%)
Net Loss	($22.5)	($23.7)	($14.4)
Diluted Net Loss Per Share	($0.38)	($0.40)	($0.25)

Non-GAAP Results, in $millions except per share data and percentages

	Q1 2014	Q4 2013	Q1 2013
Net Sales	$311.8	$313.7	$189.6
Gross Margin	33.0%	34.1%	28.6%
Operating Income	$19.0	$25.5	$10.5
Operating Margin	6.1%	8.1%	5.6%
Net Income	$11.6	$12.6	$1.5
Diluted Net Income Per Share	$0.18	$0.20	$0.03

Note: Percentages may not calculate precisely due to rounding.

Business Outlook

For the second quarter of 2014, Spansion estimates net sales in the range of $315 million to $340 million and GAAP diluted net loss per share of ($0.16) to ($0.09). Non-GAAP gross margin is expected to be in the range of 32% to 35%, and non-GAAP diluted EPS is expected to be in the range of $0.21 to $0.27. These estimates exclude amortization of intangibles of approximately $9 million, accretion of non-cash interest associated with convertible notes of $1 million to $2 million, and stock compensation expense of approximately $1 million in COGS and $7 million in Net Income. These estimates also exclude charges related to defensive litigation of $1 million to $2 million, and one time items related to the recently acquired Fujitsu Microcontroller and Analog business including (i) $2 million to $3 million in inventory markup related to fair value accounting, and (ii) $2 million to $3 million in integration related costs.

About Spansion

Spansion (NYSE: CODE) is a global leader in embedded systems solutions. Spansion’s flash memory, microcontrollers, analog and mixed-signal products drive the development of faster, intelligent, secure and energy efficient electronics. Spansion is at the heart of electronics systems, connecting, controlling, storing and powering everything from automotive electronics and industrial systems to the highly interactive and immersive consumer devices that are enriching people's daily lives. For more information, visit http://www.spansion.com.

Spansion®, the Spansion logo, MirrorBit®, MirrorBit® Eclipse™ and combinations thereof, are trademarks and registered trademarks of Spansion LLC in the United States and other countries. Other names used are for informational purposes only and may be trademarks of their respective owners.

Cautionary Statement

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 and include statements relating to future events or our future financial performance. These forward looking statements include statements regarding our estimated net sales, net loss per share, non-GAAP gross margin and non-GAAP earnings per share, expectations of growing demand for and interest in our products, and the estimated amounts of certain expense items that are adjusted in the presentation of non-GAAP results, for the second quarter of 2014 . Forward-looking statements are subject to risks and uncertainties, and actual events or results may differ materially. Factors that could cause our actual results to differ materially include, but are not limited to, those discussed under “Part I, Item 1A. Risk Factors” in our 2013 Annual Report on Form 10-K, filed with the SEC on February 25, 2014. These risks include our ability to: accurately forecast customer demand for our products; manage risks associated with our investment in new business strategies and acquisitions, such as our acquisition of the MCA business from Fujitsu; maintain our distribution relationships and channels in the future; manage risks associated with our global customer base and support structure; maintain and manage relations with third party manufacturers; maintain manufacturing efficiency; and protect our intellectual property and defend against infringement or other intellectual property claims. We undertake no obligation to revise or update any forward-looking statements to reflect any events or circumstances that arise after the date of this report, or to conform such statements to actual results or changes in our expectations.

Press Contact: Michele Landry Spansion Inc. +1.408.616.3817 Michele.landry@spansion.com	Investor Relations: Rahul Mathur Spansion Inc. +1.408.616.6682 Rahul.mathur@spansion.com

Spansion Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended March 30, 2014	Three Months Ended December 29, 2013	Three Months Ended March 31, 2013
Net sales	$311,750	$313,670	$189,572
Cost of sales	221,918	220,422	143,717
Gross Profit	89,832	93,248	45,855
Research and development	43,562	42,102	22,777
Sales, general and administrative	55,631	60,824	28,483
Restructuring charges (credits)	-	(247)	-
Operating loss	(9,361)	(9,431)	(5,405)
Interest and other income (expense)	(4,600)	(3,252)	962
Interest expense	(6,087)	(7,459)	(7,604)
Loss on acquisition of the Microcontroller and Analog business	-	(255)	-
Loss before income taxes	(20,048)	(20,397)	(12,047)
Provision for income taxes	(2,447)	(3,301)	(2,388)
Net loss	$(22,495)	$(23,698)	$(14,435)
Net loss per common share
Basic	$(0.38)	$(0.40)	$(0.25)
Diluted	$(0.38)	$(0.40)	$(0.25)
Shares used in per share calculation
Basic	59,771	58,878	58,086
Diluted	59,771	58,878	58,086

Spansion Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands except par value and shares)

Assets	March 30, 2014	December 29, 2013	March 31, 2013
Current assets:
Cash and cash equivalents	$262,473	$286,069	$261,732
Short-term investments	26,922	25,428	47,398
Accounts receivable, net	176,714	177,838	106,602
Inventories	256,891	254,154	179,648
Deferred income taxes	4,638	4,592	8,663
Prepaid expenses and other current assets	49,347	52,756	39,045
Total current assets	776,985	800,837	643,088

Property, plant and equipment, net	184,648	185,505	170,823
Intangible assets	158,950	167,949	141,670
Goodwill	166,473	166,422	166,688
Other assets	50,980	60,208	32,105
Total assets	$1,338,036	$1,380,921	$1,154,374

Liabilities and Equity
Current liabilities:
Accounts payable	128,524	126,680	70,794
Accrued compensation and benefits	62,735	57,876	19,993
Accrued liabilities and other	146,059	86,352	33,658
Income taxes payable	3,846	4,651	2,919
Deferred income	27,035	30,247	10,996
Current portion of long-term debt	2,394	97,320	11,626
Total current liabilities	370,593	403,126	149,986

Deferred income taxes	3,704	3,675	9,289
Long-term debt, less current portion	406,013	404,612	403,352
Other long-term liabilities	31,976	32,048	31,429
Total liabilities	812,286	843,461	594,056
Stockholders’ equity
Class A Common stock, $0.001 par value, 150,000,000 shares authorized, 60,358,585 shares issued and outstanding (58,882,949 shares as of December 29, 2013, and 58,086,437 shares as of March 31, 2013)	61	59	59
Class B common stock, $0.001 par value, 1 share authorized, 0 share issued and outstanding as of March 30, 2014 and 1 share issued and outstanding as of December 29, 2013 and March 31, 2013)	-	-	-
Preferred Stock, $0.001 par value, 50,000,000 shares authorized, 0 shares issued and outstanding	-	-	-
Additional paid-in capital	761,212	747,393	700,134
Accumulated deficit	(228,454)	(205,959)	(142,126)
Accumulated other comprehensive income (loss)	(7,069)	(4,033)	2,251
Total stockholders’ equity	525,750	537,460	560,318
Total liabilities and stockholders’ equity	$1,338,036	$1,380,921	$1,154,374

Spansion Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Three Months Ended March 30, 2014	Three Months Ended December 29, 2013	Three Months Ended March 31, 2013
Cash Flows from Operating Activities:
Net Loss	$(22,495)	$(23,698)	$(14,435)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	26,306	26,162	20,379
Benefit from deferred income taxes	(47)	(1,257)	(25)
Net loss (gain) on sale and disposal of property, plant and equipment	(34)	2	(592)
Loss on acquisition of Microcontroller and Analog business	-	255	-
Gain on recovery from impaired investments	(449)	(444)	(1,200)
Loss on repurchase of 7.875% Senior Notes	1,137	-	-
Compensation recognized under employee stock plans	8,481	7,363	8,624
Changes in operating assets and liabilities	6,480	12,477	(5,237)
Net cash provided by operating activities	19,379	20,860	7,514
Cash Flows from Investing Activities:
Proceeds from sale of property, plant and equipment	96	-	612
Purchase of property, plant and equipment	(10,316)	(13,242)	(12,883)
Purchase of marketable securities	(9,876)	(20,014)	(24,024)
Proceeds from sale and maturities of marketable securities	8,382	29,952	28,346
Proceeds from recovery of impaired investments	449	444	1,530
Acquisition, net of cash acquired	-	(1,808)	-
Net cash used for investing activities	(11,265)	(4,668)	(6,419)
Cash Flows from Financing Activities:
Proceeds from issuance of common stock due to options exercised	5,341	390	620
Payments on financing arrangements	-	(5,053)	(2,064)
Repurchase of 7.875% Senior Notes including costs	(96,319)	-	-
Refinancing costs on Term loan and Revolver	-	(134)	(114)
Additional borrowings on term loan, net of discount	-	82,117	-
Cash settlement on hedging activities	-	-	(268)
Net proceeds from sale of Sunnyvale property	58,908	-	-
Net cash provided by (used for) financing activities	(32,070)	77,320	(1,826)
Effect of exchange rate on cash and cash equivalents	360	(468)	286
Net increase (decrease) in cash and cash equivalents	(23,596)	93,044	(445)
Cash and cash equivalents at the beginning of period	286,069	193,025	262,177
Cash and cash equivalents at end of period	$262,473	$286,069	$261,732

Use of Non-GAAP Financial Information

To provide investors and others with additional information regarding Spansion’s operating results, we have disclosed in this press release certain non-GAAP financial measures, including gross profit, operating income, net income, and adjusted EBITDA. These non-GAAP financial measures are a supplement to, and not a substitute for or superior to, the company’s results presented in accordance with U.S. GAAP.

The non-GAAP financial measures are provided to enhance the user’s overall understanding of the company’s operating performance. Specifically, the company believes the non-GAAP information provides useful measures to investors regarding the company’s financial performance by excluding certain expenses that the company believes are not indicative of its core operating results. For more information on non-GAAP financial measures, please see the reconciliations of such measures in the tables of this release.

Management believes these non-GAAP financial measures reflect Spansion’s ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in Spansion’s business, as they exclude expenses that are not reflective of ongoing operating results and provide useful information to investors and others in understanding and evaluating Spansion’s operating results and future prospects in the same manner as management. During the quarter ended March 30, 2014, the presentation of non-GAAP financial information included the addition of intangible amortization, stock compensation expense, acquisition related costs, litigation reserve, financing arrangements related costs and others to net income as they are either non-cash or non-recurring in nature. The amounts in the U.S. GAAP to Non-GAAP reconciliation below for litigation reserves include the impact of actual expense incurred and adjustments to the accrual for estimated defensive litigation costs for the next 4 quarters per Company policy. Actual expense incurred for defensive litigation was $0.7 million in Q4 2013 and $3.6 million in Q1 2014.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

Gross Profit to Non-GAAP Gross Profit

($ in millions)	Q1 2014	Q4 2013	Q1 2013
GAAP gross profit	$89.8	$93.2	$45.9
Add: Intangibles amortization	9.2	8.9	6.8
Add: Inventory mark-up amortization relating to Microcontroller and Analog business acquisition	2.0	3.1	-
Add: Stock compensation expense	1.5	1.7	1.4
Add: Acquisition related costs	0.5	0.1	-
Non-GAAP Gross Profit	$103.0	$107.0	$54.1

Operating Loss to Non-GAAP Operating Income

($ in millions)	Q1 2014	Q4 2013	Q1 2013
GAAP operating loss	$(9.4)	$(9.4)	$(5.4)
Add: Intangibles amortization	9.2	8.9	6.8
Add: Inventory mark-up amortization relating to Microcontroller and Analog business acquisition	2.0	3.1	-
Add: Stock compensation expense	8.5	7.4	8.6
Add: Acquisition related costs	7.6	2.7	0.5
Add: Litigation reserve	1.1	13.1	-
Add: Others	-	(0.2)	-
Non-GAAP Operating Income	$19.0	$25.5	$10.5

Net Loss to Non-GAAP Net Income and Adjusted EBITDA

($ in millions)	Q1 2014	Q4 2013	Q1 2013
GAAP net loss	$(22.5)	$(23.7)	$(14.4)
Add: Intangibles amortization	9.2	8.9	6.8
Add: Inventory mark-up amortization relating to Microcontroller and Analog business acquisition	2.0	3.1	-
Add: Stock compensation expense	8.5	7.4	8.6
Add: Financing arrangements related costs	4.8	0.3	-
Add: Accretion of interest on the senior exchangeable notes	1.1	1.1	-
Add: Litigation reserve	1.1	13.1	-
Add: Acquisition related costs	7.8	3.0	0.5
Add: Others	(0.3)	(0.5)	-
Non-GAAP Net Income	$11.6	$12.6	$1.5
Add: Interest and other expense (income)	5.0	9.6	6.6
Add: Taxes	2.4	3.3	2.4
Add: Depreciation	13.2	13.3	12.6
Adjusted EBITDA	$32.2	$38.8	$23.1

Note: Totals may not add precisely due to rounding.